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                                                                    Exhibit 21.1


                              LIST OF SUBSIDIARIES


                                                          STATE OF INCORPORATION
SUBSIDIARY                                                    OR ORGANIZATION
----------                                                    ---------------
Credit Store Capital Corp.                                        Delaware
American Credit Alliance, Inc.                                     Nevada
Dakota Card Fund II, LLC                                           Nevada